Exhibit 24.1

Power of Attorney

January 24, 2013

Know all men by these presents, that each party hereto hereby constitutes and appoints each other party hereto, if any, and each of Michael Onghai and Fletcher Clark Johnston, and all of them, as the true and lawful attorney-in-fact and agent, and attorneys-in-fact and agents, of such party with full power and authority and full power of substitution and resubstitution, for, in the name of, and on behalf of such party, place and stead, in any and all capacities, (a) to execute any and all filings required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, supplement or exhibit thereto) for, in the name of and on behalf of such party, (b) to do and perform any and all acts for, in the name of and on behalf of such party which said attorneys-in-fact, or any of them, determine may be necessary or appropriate to complete and execute any and all such filings, amendments, supplements, or exhibits and any and all other document(s) in connection therewith, (c) to file such filings, amendments, supplements, exhibits, or documents with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange) and (d) to perform any and all other acts that said attorneys-in-fact or agents, or any of them, determine may be necessary or appropriate in connection with the foregoing that may be in the best interest of or legally required by such party, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such party might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof. Each party hereto hereby acknowledges that the foregoing attorneys-in-fact and agents, and each of them, in serving in such capacity at the request of such party, are and is not assuming any responsibility of such party to comply with Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder.

IN WITNESS WHEREOF, this Power of Attorney is effective as of the date first written above.

Thorsten Weigl

By:	/s/ Thorsten Weigl	Date:	January 24, 2013
Name:	Thorsten Weigl

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